UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 29, 2019

 Versum Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37664	47-5632014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8555 South River Parkway, Tempe, Arizona	85284
(Address of principal executive offices)	(Zip Code)

(602) 282-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 29, 2019, Versum Materials, Inc. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). There were present at the meeting, either in person or by proxy, holders of 101,008,364 shares of common stock which is 92.57% of the shares of stock entitled to vote at the meeting and which constituted a quorum. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows.

Proposal One - Election of directors for a one-year term ending in 2020:

Nominee	For	Withheld	Broker Non-Votes
Seifi Ghasemi	94,511,341	1,192,469	5,304,554
Guillermo Novo	95,379,282	324,528	5,304,554
Jacques Croisetière	95,362,789	341,021	5,304,554
Dr. Yi Hyon Paik	94,729,412	974,398	5,304,554
Thomas J. Riordan	94,417,857	1,285,953	5,304,554
Susan C. Schnabel	94,939,027	764,783	5,304,554
Ambassador Alejandro D. Wolff	93,470,832	2,232,978	5,304,554

Proposal Two - Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019:

For	Against	Abstained
100,828,844	77,188	102,332
(99.92% of the votes cast)

Proposal Three - Approve, by non-binding advisory vote, the compensation paid to the Company’s Named Executive Officers (say-on-pay):

For	Against	Abstained	Broker Non-Votes
92,986,224	2,573,315	144,271	5,304,554
(97.30% of the votes cast)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versum Materials, Inc.

Date: January 29, 2019	By:	/s/ Michael W. Valente
Michael W. Valente
Senior Vice President, General Counsel and Secretary